UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2011

SINOCOKING COAL AND COKE
CHEMICAL INDUSTRIES, INC.
(Exact name of Registrant as specified in charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,
Chengshi Xin Yong She, Tiyu Road, Xinhua District,
Pingdingshan, Henan Province, China 467000
 (Address of principal executive offices)

+86-3752882999
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2011, Top Favour Limited (“Top Favour”), the registrant’s wholly-owned subsidiary in the British Virgin Islands, entered into a loan agreement with Ziben Tiantang Co., Ltd. (“Borrower”).  Pursuant to the loan agreement, Top Favour loaned the Borrower the sum of $9,444,104.55 at annual interest rate of 9.45%.  The term of the loan is one year commencing June 17, 2011, provided that Top Favour may require the Borrower to repay the loan principal in full at any time after six months from the date of the loan agreement upon a one-month advance notice.

The foregoing description of the material terms of the loan agreement is qualified in its entirety by a copy of such agreement included with this current report on Form 8-K as Exhibit 99.1.

Except as pursuant to the loan agreement, the registrant, its subsidiaries (including Top Favour) and controlled entities, as well as their respective officers and directors, do not have any relationship with, nor are they related to or affiliated with, the Borrower or its officers and directors.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description

99.1	Loan Agreement between Top Favour Limited and Ziben Tiantang Co., Ltd. dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

Dated: June 23, 2011	By:	/w/ Jianhua Lv
Jianhua Lv
Chief Executive Officer